Exhibit 4.1

SUPPLEMENTAL INDENTURE

dated as of December 31, 2020

to

AMENDED AND RESTATED INDENTURE

dated as of October 23, 2017, as amended

by and among

GWG HOLDINGS, INC.,

GWG LIFE, LLC,

and

BANK OF UTAH, as trustee

__________________

Liquidity Bonds

__________________

THIS SUPPLEMENTAL INDENTURE, dated as of December 31, 2020, is by and among GWG Holdings, Inc., a Delaware corporation (the “GWG Holdings”), GWG Life, LLC, a Delaware limited liability company (the “GWG Life”), and Bank of Utah, as trustee (the “Trustee”).

WHEREAS, GWG Holdings, GWG Life and Trustee have executed and delivered an Amended and Restated Indenture dated as of October 23, 2017 (as amended, the “Indenture”) providing for the issuance of debt securities (referred to in the Indenture as the “Securities”) in unlimited amount, of different types and in separate classes or series;

WHEREAS, Section 9.1(c) and Section 9.6 of the Indenture provide, among other things, that GWG Holdings and the Trustee may, without the consent of the Holders, enter into indentures supplemental to the Indenture to provide for specific terms applicable to any different type, class or series of Securities, and to add to the covenants for the benefit of the Holders of each type, class or series of Securities;

WHEREAS, GWG Holdings and GWG Life are entering into this Supplemental Indenture with the Trustee to supplement certain provisions of the Indenture as shall be necessary to provide for or facilitate the administration of the trusts thereunder, and reflect the terms and conditions of “Liquidity Bonds” (as such term is defined below), which are the Securities to be issued from time to time to in connection with private offering of products by GWG Holdings and The Beneficient Company Group, L.P., a consolidated subsidiary of GWG Holdings (“Ben”); and

WHEREAS, all things necessary to make the Liquidity Bonds, when the same shall have been executed by GWG Life, authenticated and delivered by the Trustee, and issued upon the terms and subject to the conditions set forth hereinafter and in the Indenture against payment therefor, the valid, binding and legal obligations of GWG Life, and to make this Supplemental Indenture a valid, binding and legal agreement of GWG Holdings and GWG Life, have been done.

NOW, THEREFORE, in consideration of the above premises, the parties hereby agree as follows:

ARTICLE 1

APPLICATION AND EFFECT
OF SUPPLEMENTAL INDENTURE

Section 1.1 Application of this Supplemental Indenture

Notwithstanding any other provision of this Supplemental Indenture, the provisions of this Supplemental Indenture are expressly and solely for the benefit of, and solely apply to, the Liquidity Bonds.

Section 1.2 Effect of this Supplemental Indenture

With respect to the Liquidity Bonds only, the Indenture shall be supplemented pursuant to Article 9 thereof to establish the terms of the Liquidity Bonds as set forth in this Supplemental Indenture, including as follows:

(a)	The definitions set forth in Article 1 of the Indenture shall be modified to the extent provided in Article 2 of this Supplemental Indenture;

(b)	The form and terms of the securities representing the Liquidity Bonds required to be established pursuant to the Indenture shall be established in accordance with Sections 1.3 through Article 3 of this Supplemental Indenture;

(c)	The Liquidity Bonds will not entitle their Holders to make “Repurchase Requests” under the Indenture. Accordingly, Section 2.1(j) and Section 3.2 of the Indenture are not applicable to the Liquidity Bonds;

(d)	The Liquidity Bonds shall not be subject to the automatic extension provisions of the Indenture. Accordingly, Section 2.1(f), (g) and (h) are not applicable to the Private Bonds.

(e)	The Liquidity Bonds will be issued pursuant to one or more exemptions from the registration requirements of the Securities Act. Accordingly, Section 2.2(b) of the Indenture is not applicable to the Liquidity Bonds.

(f)	The Liquidity Bonds will be issued by GWG Life in two series, Series A Liquidity Bonds and Series B Liquidity Bonds. GWG Life shall be deemed to be the “Company” under the Indenture solely for purposes of the Liquidity Bonds.

(g)	The payment of principal and interest and, in the case of Series A Liquidity Bonds, contingent payments on the Liquidity Bonds will be fully and unconditionally guaranteed by GWG Holdings, and GWG Holdings shall be the “Guarantor” under the Indenture solely for purposes of the Liquidity Bonds.

Section 1.3 Designation and Amount of Liquidity Bonds

The Liquidity Bonds shall be known and designated as the “Liquidity Bonds” and shall be issued in units of $1,000 per unit and shall be issued in two series: Series A Liquidity Bonds and Series B Liquidity Bonds. The initial maximum aggregate principal amount of the Liquidity Bonds that may be authenticated and delivered under this Supplemental Indenture shall not exceed $1,000,000,000; provided that GWG Holdings may determine to permit the issuance of additional units of Liquidity Bonds in its sole discretion.

Section 1.4 Terms; Form of Security

(a)	The Liquidity Bonds shall constitute a new class of “Security” for purposes of the Indenture and this Supplemental Indenture. The Liquidity Bonds shall initially be in book-entry form pursuant to Section 2.13 of the Indenture, and the Liquidity Bonds shall be in substantially the form of Exhibit A-3 and Exhibit A-4 attached hereto. The terms and provisions contained in the form of Liquidity Bonds attached as Exhibit A-3 and Exhibit A-4 hereto shall constitute, and are hereby expressly made, a part of this Supplemental Indenture, and GWG Life, by its execution and delivery of this Supplemental Indenture, expressly agrees to such terms and provisions and to be bound thereto. The Liquidity Bonds may be issued in minimum denominations of $1,000; provided, that GWG Holdings may consent in writing to different minimum denominations.

(b)	Any of the Liquidity Bonds may have such letters, numbers or other marks of identification and such notations, legends and endorsements as the Officers executing the same may approve (execution thereof to be conclusive evidence of such approval) and are not inconsistent with the provisions of the Indenture or this Supplemental Indenture (and which do not affect the rights, duties or immunities of the Trustee), or as may be required to comply with any law or with any rule or regulation made pursuant thereto or with any rule or regulation of any securities exchange or automated quotation system on which the Liquidity Bonds may be listed for trading, or of any Depositary, or agreements to which GWG Holdings or GWG Life is subject or reasonably required by usage. Any portion of the text of any Liquidity Bonds may be set forth on the reverse thereof, with an appropriate reference thereto on the face of the Liquidity Bonds.

Section 1.5 Payment of Principal, Interest AND CONTINGENT PAYMENTS

(a)	The “Maturity Date” for a Liquidity Bond shall be as specified in a binding term sheet for such Liquidity Bond (each a “Term Sheet”).

(b)	Each Liquidity Bond shall bear simple fixed or contingent interest at the rate per annum specified in the Term Sheet for such Liquidity Bond from and including their Issue Date, or from the most recent Payment Date on which interest has been paid or provided for until the principal thereof becomes due and payable, unless otherwise provided for in the Term Sheet for a Liquidity Bond. Interest shall be calculated on the basis of a 360-day year consisting of twelve 30-day months. Interest on the Liquidity Bonds shall be payable monthly in arrears in U.S. Dollars, unless otherwise provided for in the Term Sheet for a Liquidity Bond. Payments of interest shall be made to the Person in whose name a Liquidity Bond is registered at the close of business on the Regular Record Date immediately preceding a Payment Date.

(c)	Upon the Maturity Date, the Liquidity Bonds are payable in U.S. Dollars; provided that the Liquidity Bonds may be paid at maturity (in GWG Life’s sole discretion) in GWG Common Stock (at the Exchange Price) or Subsidiary Common Securities if they are publicly traded on a national U.S. securities exchange (at the Subsidiary Common Security Exchange Price), or a combination of cash and GWG Common Stock or Subsidiary Common Securities, in full satisfaction of the Liquidity Bonds. The number of shares of GWG Common Stock to be issued shall be determined by dividing the aggregate principal amount of, and accrued but unpaid interest on, the portion of the Liquidity Bonds to be paid in GWG Common Stock on such Maturity Date by the then applicable Exchange Price. The number of Subsidiary Common Securities to be issued shall be determined by dividing the aggregate principal amount of, and accrued but unpaid interest on, the portion of the Liquidity Bonds to be paid in Subsidiary Common Securities on such Maturity Date by the then applicable Subsidiary Common Securities Exchange Price. No fractions of shares of GWG Common Stock or Subsidiary Common Securities will be issued. Any fractions shall be rounded to the nearest whole number.

(d)	Holders of Series A Liquidity Bonds will be entitled to receive an annual, contingent payment (each a “Participation Payment”) in U.S. Dollars of up to 1.5% of the principal amount of such Holder’s Series A Liquidity Bond subject to GWG Life having net taxable income of at least such amount in a given fiscal year, as determined by GWG Life, prorated for the portion of such fiscal year that the Holder owned the Series A Liquidity Bonds as reflected on the records of the Registrar, unless otherwise provided for in the Term Sheet for a Liquidity Bond. The payment shall be made within thirty (30) Business Days following the issuance of GWG Holdings’ audited consolidated financial statements for such year. To the extent that the net taxable income of GWG Life is insufficient to provide Holders of Series A Liquidity Bonds with the full Participation Payment for any fiscal year, such shortfall will carry forward and be payable from net taxable income earned by GWG Life in subsequent years. Participation Payments shall be subordinated to Senior Debt to the same extent as other Securities issued under the Indenture. The right of a Holder of Series A Liquidity Bonds to receive a Participation Payment shall terminate upon the Exchange Date or Maturity Date for such Series A Liquidity Bond.

(e)	Notwithstanding any other provision of this Supplemental Indenture, the Indenture or the Liquidity Bonds, in the event the Board of Directors were to adopt and implement a plan of liquidation and dissolution, all interest and principal payments under the Liquidity Bonds and any Participation Payments under the Series A Liquidity Bonds thereafter will become due and payable (subject to the net taxable income limitation contained in Section 1.5(d) herein) on the earlier of (a) the filing of the certificate of dissolution with the Secretary of State of the State of Delaware, and (b) a notice that GWG Holdings has abandoned its plan of liquidation and dissolution (the “Deferral Period”); provided, that, so long as GWG Holdings has not provided notice that it has abandoned its plan of liquidation and dissolution, GWG Holdings will use commercially reasonable efforts to complete the liquidation and file the certificate of dissolution by the eighteen (18) month anniversary of the initial effective date of the plan of liquidation and dissolution. Interest will continue to accrue on the Liquidity Bonds during the Deferral Period.

The deferral of interest and principal payments and any Participation Payments during the Deferral Period shall not constitute a Default or an Event of Default under the Indenture. Simple interest shall continue to accrue on the Liquidity Bonds during the Deferral Period.

(f)	All payments of principal and interest and Participation Payments shall be made by GWG Life or a Paying Agent by wire transfer of immediately available funds in U.S. Dollars or delivery of the other property specified herein to the accounts of the registered Holders thereof in accordance with the provisions of this Section 1.5 of this Supplemental Indenture and Section 2.3 of the Indenture and other relevant provisions of the Indenture. GWG Holdings shall be the initial Paying Agent for the Liquidity Bonds.

(g)	Prior to each Payment Date on any Liquidity Bond (which, for purposes of the Liquidity Bonds, shall include the date upon which any Participation Payment is due), GWG Life shall deposit with the Paying Agent sufficient funds or other authorized property to pay principal and interest and Participation Payments then so becoming due and payable. GWG Life shall require each Paying Agent other than GWG Holdings or the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of Holders or the Trustee all money or other property held by the Paying Agent for the payment of principal or interest or Participation Payments on the Liquidity Bonds, and will notify the Trustee promptly in writing of any default by GWG Life in making any such payment. While any such default continues, the Trustee shall require a Paying Agent (if other than GWG Holdings) to pay all money or other property held by it to the Trustee. GWG Life at any time may require a Paying Agent to pay all money or other property held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than GWG Holdings) shall have no further liability for the money or other property delivered to the Trustee. If GWG Holdings acts as Paying Agent, then GWG Holdings shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. GWG Life shall notify the Trustee in writing at least five days before the Payment Date of the name and address of the Paying Agent if a Person other than the Trustee (or GWG Holdings) is named Paying Agent at any time or from time to time.

Section 1.6 EXCHANGE RIGHT

(a)	Exchange Right. Subject to compliance with this Section 1.6, beginning six (6) months after the initial issuance date of a Liquidity Bond, the Holder may exchange the entire principal amount of, and all accrued but unpaid interest on, such Liquidity Bond to, but excluding, the Exchange Date (the “Aggregate Exchange Amount”) for, at GWG Holdings’ election in its sole discretion, either (i) that number of shares of GWG Common Stock determined by dividing the Aggregate Exchange Amount by the then applicable Exchange Price for such Liquidity Bond, or (ii) the number of Subsidiary Common Securities determined by dividing the Aggregate Exchange Amount by the then applicable Subsidiary Common Securities Exchange Price for such Liquidity Bond (the “Exchange Consideration”).

(b)	Exercise of Exchange Right. To exercise the right to exchange a Liquidity Bond pursuant to this Section 1.6, the Holder must provide GWG Holdings with not less than 30 days’ prior written notice (the “Exchange Notice Period”) in the form attached as an exhibit to the certificate for such Liquidity Bond (the “Exchange Notice”). Holders may not deliver an Exchange Notice if the Maturity Date of the Liquidity Bond would be on or prior to the Exchange Date. The Exchange Notice must be completed and manually signed, with the required signature guarantee. The Exchange Notice shall be irrevocable. The Holder must also furnish appropriate endorsements and transfer documents if required by GWG Holdings, and pay all transfer or similar taxes if required pursuant to Section 1.6(h) or interest payments if required pursuant to Section 1.6(f).

(c)	Issuance of Exchange Consideration. So long as the Holder has complied with the requirements of this Section 1.6, GWG Holdings shall issue or cause to be issued the Exchange Consideration on the first Business Day of the first month following the expiration of the Exchange Notice Period (the “Exchange Date”). Unless GWG Holdings otherwise consents in writing, the Exchange Consideration shall be represented by physical certificates with the following legend (and any other legends GWG Holdings reasonably determines to be necessary or appropriate):

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.  IT MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THIS SECURITY UNDER SUCH ACT OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT.

(d)	Status as Holder. Liquidity Bonds surrendered for exchange shall be deemed exchanged at the close of business on the applicable Exchange Date, and the Person in whose name the Exchange Consideration shall be issued upon such exchange shall become the holder of record of such Exchange Consideration as of the close of business on such Exchange Date. Prior to such time, a Holder shall not be entitled to any rights relating to such Exchange Consideration, including, among other things, the right to vote, tender in a tender offer and receive dividends and notices of shareholder meetings. On and after the close of business on the applicable Exchange Date with respect to an exchange of a Liquidity Bond pursuant hereto, all rights of the Holder of such Liquidity Bond shall terminate, other than the right to receive the Exchange Consideration.

(e)	Accrued Interest. Except as provided in this Section 1.6, no payment or other adjustment will be made for accrued interest on any Liquidity Bonds that have been exchanged, and accrued interest, if any, will be deemed to be paid by the Exchange Consideration paid to the Holder upon exchange. Such accrued interest, if any, shall be deemed to be paid in full rather than cancelled, extinguished or forfeited.

(f)	Exchanges between Regular Record Date and Payment Date. If any Holder surrenders a Liquidity Bond for an exchange that will occur after the close of business on a Regular Record Date for such Liquidity Bond and prior to the open of business on the corresponding Payment Date, the Holder of such Liquidity Bond as of the close of business on such record date will receive the full amount of interest payable on such Liquidity Bond on the corresponding Payment Date notwithstanding the exchange. Liquidity Bonds surrendered for exchange during the period from the close of business on any Regular Record Date to the open of business on the immediately following Payment Date must be accompanied by funds equal to the amount of interest payable on such Payment Date on the Liquidity Bonds so exchanged.

(g)	No Fractional Shares or Securities. No fractions of shares of GWG Common Stock or Subsidiary Common Securities will be issued. Any fractions shall be rounded to the nearest whole number.

(h)	Taxes and Duties. The issuance of certificates for the Exchange Consideration shall be made without charge to any Holder of Liquidity Bonds for any documentary stamp or similar taxes that may be payable in respect of the issue or delivery of such certificates, provided that GWG Holdings shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any such certificate upon exchange in a name other than that of the Holders of such Liquidity Bonds and GWG Holdings shall not be required to issue or deliver or cause to be issued and delivered such certificates unless or until the Holder requesting the issuance thereof shall have paid to GWG Holdings the amount of such tax or shall have established to the satisfaction of GWG Holdings that such tax has been paid. The Company shall pay all transfer agent fees required for processing of any exchange.

(i)	Status of Exchange Consideration; Listing. All Exchange Consideration issued upon exchange of the Liquidity Bonds shall be validly issued, fully paid and non-assessable and shall be free of preemptive or similar rights. The Company shall list or cause to be listed the Exchange Consideration on each national securities exchange or automated quotation system on which the shares of GWG Common Stock or Subsidiary Common Securities are listed on the applicable Exchange Date.

(j)	Adjustments to Exchange Prices. If GWG Holdings shall at any time or from time to time after a Holder’s Measurement Date effect a subdivision of the outstanding GWG Common Stock, the Exchange Price for such Holder’s corresponding Liquidity Bonds in effect immediately before that subdivision shall be proportionately decreased so that the number of shares of GWG Common Stock issuable on exchange or at maturity shall be increased in proportion to such increase in the aggregate number of shares of GWG Common Stock outstanding. If GWG Holdings shall at any time or from time to after a Holder’s Measurement Date combine the outstanding shares of GWG Common Stock, the Exchange Price for such Holder’s corresponding Liquidity Bonds in effect immediately before the combination shall be proportionately increased so that the number of shares of GWG Common Stock issuable on exchange shall be decreased in proportion to such decrease in the aggregate number of shares of GWG Common Stock outstanding. Any such adjustment shall become effective at the close of business on the date the subdivision or combination becomes effective. Comparable adjustments will be made for any such actions with respect to the Subsidiary Common Securities after the fixing of the Subsidiary Common Securities Exchange Price.

(k)	Adjustments for Certain Events. In the event of:

(i)	any reclassification of the GWG Common Stock (which, for the avoidance of doubt, shall not include any redemption by GWG Holdings of Capital Stock);

(ii)	a consolidation, merger, combination or binding share exchange involving GWG Holdings; or

(iii)	a sale or conveyance to another person of all or substantially all of GWG’s property and assets,

in each case, in which holders of GWG Common Stock are entitled to receive cash, securities or other property for their shares of GWG Common Stock (“Reference Property”), Holders of Liquidity Bonds will be entitled thereafter to exchange their Liquidity Bonds into the type and amount of Reference Property equal to what such Holder would have owned or been entitled to receive upon such transaction if such Holder had exchanged its Liquidity Bonds immediately prior to such transaction.

For purposes of the foregoing, the type and amount of consideration that holders of GWG Common Stock are entitled to in the case of any reclassification, consolidation, merger, combination, binding share exchange, sale or transfer of assets or other transaction that causes GWG Common Stock to be converted into the right to receive more than a single type of consideration, because the holders of GWG Common Stock have the right to elect the type of consideration they receive, will be deemed to be the weighted average of the types and amounts of consideration received by the holders of GWG Common Stock that affirmatively make such an election.

(l)	Irrevocable Proxy. Upon issuance of any GWG Common Stock upon exchange of a Liquidity Bond, the Holder will be required to provide GWG Holdings with an irrevocable proxy to vote the shares of GWG Common Stock so issued in connection with any extraordinary transaction that occurs within two years of the original issuance of such Liquidity Bond, in the form attached as part of the Exchange Notice.

Section 1.7 NO INVOLUNTARY PROCEEDINGS

Neither any Holder of a Liquidity Bond nor the Trustee on behalf of or at the direction of any such Holder shall institute against GWG Holdings or GWG Life, or join in any institution against GWG Holdings or GWG Life of, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings, under any United States federal or state bankruptcy or similar law in connection with any obligations relating to the Liquidity Bonds or the Indenture.

Section 1.8 Ranking

The Liquidity Bonds shall be senior secured obligations of GWG Life, ranking junior to all Senior Debt of GWG Holdings or GWG Life, pari passu in right of payment and in respect of collateral with all “L Bonds” of GWG Holdings, and senior in right of payment to all subordinated indebtedness of GWG Holdings or GWG Life.

Section 1.9 ISSUANCE

The Liquidity Bonds shall not be validly issued to a Person until the following shall have occurred: (i) such Person has delivered to GWG Holdings or a duly authorized Agent all documentation required to be delivered under the Term Sheet for the Liquidity Bonds, and otherwise required to establish the ability of GWG Life to issue the Securities in conformity with the Securities Act and other applicable securities law; and (ii) an Account is established by the Registrar in the name of such Person as the Holder of such Security in the Securities Register.

Section 1.10 Transferability

The Liquidity Bonds shall constitute Restricted Indenture Securities under the Indenture and may be transferred solely in accordance with the terms of Section 2.6(b) of the Indenture; provided, however, that the restrictions in Section 2.6(b) shall not apply to a resale of the Liquidity Bonds that shall have been registered for resale pursuant to an effective registration statement under the Securities Act. Notwithstanding the foregoing, GWG Life shall have the right to prohibit any transfer of Series A Liquidity Bonds if GWG Life, in its sole discretion, determines that transfer could cause GWG Life to be taxable as a “publicly-traded partnership” within the meaning of Section 7704 of the Internal Revenue Code of 1986, as amended, and any successor provision (the “Code”).

Article 2

Definitions and Incorporation by Reference

Section 2.1 Definitions

(a)	All capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed thereto in the Indenture.

(b)	The following are definitions used and not otherwise defined in this Supplemental Indenture and to the extent that a term is defined both herein and in the Indenture, the definition in this Supplemental Indenture shall govern with respect to the Liquidity Bonds.

“GWG Common Stock” means the common stock, par value $0.001 per share, of GWG Holdings.

“Exchange Price” will be specified in the Term Sheet for a Holder and shall be a premium to the closing price of the GWG Common Stock on the Nasdaq Stock Market on the Measurement Date.

“Liquidity Bonds” are the Securities authorized for issuance under this Supplemental Indenture, as described in Section 1.3 above.

“Measurement Date” means the date specified in a Holder’s Term Sheet as the closing price of the GWG Common Stock on the Nasdaq Stock Market on the last trading day prior to the execution and delivery by Ben, GWG Holdings and GWG Life of a counterpart to such Holder’s Term Sheet.

“Subsidiary Common Securities” means common securities of a Subsidiary of GWG Holdings the class of which is listed for trading on a national U.S. securities exchange.

“Subsidiary Common Securities Exchange Price” shall be the Exchange Price multiplied by the exchange ratio of GWG Common Stock to the Subsidiary Common Securities issued in connection with any transaction in which GWG Common Stock is converted into, or exchanged for, Subsidiary Common Securities, or if there is no conversion or exchange, the Subsidiary Common Securities Exchange Price will be determined by the Board of Directors in good faith taking into account differences in capital structure and related matters between GWG Holdings and the issuer of such Subsidiary Common Securities.

Section 2.2 Incorporation by Reference of Trust Indenture Act

The Indenture is subject to the mandatory provisions of the Trust Indenture Act, which are incorporated by reference in and made a part of the Indenture. The following Trust Indenture Act terms have the following meanings:

“indenture securities” means the Liquidity Bonds.

“indenture security holder” means a Holder.

“indenture to be qualified” means this Supplemental Indenture.

“indenture trustee” or “institutional trustee” means the Trustee.

“obligor” on the indenture securities means GWG Life and any other obligor on the indenture securities.

All other Trust Indenture Act terms used in this Indenture that are defined by the Trust Indenture Act, defined by Trust Indenture Act reference to another statute or defined by Commission rule have the meanings assigned to them by such definitions.

Article 3

Miscellaneous

Section 3.1 Trust Indenture Act Controls

If any provision of this Supplemental Indenture limits, qualifies or conflicts with another provision that is required or deemed to be included in this Supplemental Indenture by the Trust Indenture Act, the required or deemed provision shall control.

Section 3.2 Rules by Trustee, Paying Agent and Registrar

The Trustee may make reasonable rules for action by or a meeting of Holders. The Registrar and the Paying Agent or co-registrar may make reasonable rules for their functions.

Section 3.3 Payment on Business Days

If a payment date is not a Business Day, payment shall be made on the next succeeding day that is a Business Day, and no interest shall accrue for the intervening period. If a Regular Record Date is not a Business Day, the Regular Record Date shall not be affected.

Section 3.4 Governing Law

THIS SUPPLEMENTAL INDENTURE AND THE LIQUIDITY BONDS SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE, AS APPLIED TO CONTRACTS MADE AND PERFORMED ENTIRELY WITHIN THE STATE OF DELAWARE, AND WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS.

Section 3.5 No Personal Liability of Directors, etc.

None of GWG Holdings’ or GWG Life’s directors, officers, employees, incorporators, stockholders, managers or members, as such, shall have any liability for any of GWG Life’s obligations under the Liquidity Bonds, the Indenture, or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Liquidity Bonds by accepting a Liquidity Bond waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Liquidity Bonds.

Section 3.6 Successors

All agreements of GWG Holdings and GWG Life in the Indenture and the Liquidity Bonds shall bind its successors. All agreements of the Trustee in the Indenture shall bind its successors.

Section 3.7 Counterparts

The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Supplemental Indenture.

Section 3.8 Headings

The headings of the Articles and Sections of this Supplemental Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

Section 3.9 SEVERABILITY

In case any provision in this Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 3.10 Trustee Not Responsible for Recitals; TRUSTEE’S CAPACITY

The recitals contained herein shall be taken as statements of GWG Holdings and GWG Life, and the Trustee does not assume any responsibility for their correctness. The Trustee is executing this Supplemental Indenture solely in its capacity as Trustee and not in its individual capacity (except as expressly stated herein). The Trustee makes no representations as to the validity or sufficiency of this Supplemental Indenture, except that the Trustee represents that it is duly authorized to execute and deliver this Supplemental Indenture and perform its obligations hereunder. Furthermore, the Trustee shall not be liable for, or on account of, any of the covenants or obligations of the Trustee under this Supplemental Indenture except to the extent of its own gross negligence or willful misconduct.

Section 3.11 Adoption, Ratification and Confirmation

The Indenture, as supplemented and amended by this Supplemental Indenture, is in all respects hereby adopted, ratified and confirmed.

* * * * * * *

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the date first written above.

OBLIGOR:

GWG LIFE, LLC

By:	/s/ Murray T. Holland
Murray T. Holland
President and Chief Executive Officer

GUARANTOR:

GWG HOLDINGS, INC.

By:	/s/ Murray T. Holland
Murray T. Holland
President and Chief Executive Officer

TRUSTEE:

BANK OF UTAH
(solely as Trustee, and not in its individual capacity)

By:	/s/ Kade Baird
	Name:	Kade Baird
	Title:	Assistant Vice President

Signature Page – Supplemental Indenture

EXHIBIT A-3

FORM OF SERIES A LIQUIDITY BONDS

THIS SERIES A LIQUIDITY BOND (THE “BOND”) OF GWG LIFE, LLC (“GWG LIFE”) IS SUBJECT TO THE TERMS OF THE INDENTURE, WHICH AMONG OTHER PROVISIONS, CONTAINS REQUIREMENTS RELATING TO ANY TRANSFER OF THIS BOND BY THE HOLDER. GWG LIFE MAY REDEEM THIS BOND, IN WHOLE OR IN PART, IN ACCORDANCE WITH THE TERMS OF THE INDENTURE.

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS AND MAY NOT BE TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS THEY HAVE BEEN REGISTERED UNDER SUCH ACT AND ALL SUCH APPLICABLE LAWS OR AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE.

GWG LIFE, LLC

formed under the Laws of Delaware

SERIES A LIQUIDITY BOND

GWG Life, LLC, a limited liability company created under the laws of the State of Delaware (“GWG Life,” which term includes any successor corporation or entity under the Indenture hereinafter referred to), for value received, hereby promises to pay to ______________________, or registered assigns, (i) the principal sum of ________________ Dollars ($_________) on the Maturity Date and to pay accrued and unpaid interest hereon from the Issue Date, or from the most recent Payment Date to which interest has been paid or duly provided for, beginning on the first Payment Date after the Issue Date (the “Initial Payment Date”) and on each subsequent Payment Date thereafter at the Interest Rate set forth in such Holder’s Term Sheet, and Participation Payments on the applicable Payment Date, until the principal hereof is paid or made available for payment, all subject to the terms of the Indenture; provided, that (i) GWG Life may pay principal in GWG Common Stock or Subsidiary Common Securities in accordance with the terms of the Indenture, and (ii) GWG Life may defer the payment of principal, interest and Participation Payments under certain circumstances in accordance with the terms of the Indenture. Simple interest shall accrue on the principal amount for the period from the later of the Issue Date of this Bond or the last Payment Date upon which an interest payment was made until and including the day before the following Payment Date. Capitalized terms used but not defined herein shall have the respective meanings given such terms in the Indenture. For purposes hereof, that certain Amended and Restated Indenture dated as of October 23, 2017, as amended on March 27, 2018 and December 31, 2019, and as supplemented by that certain Supplemental Indenture dated as of August 10, 2018 and that certain Supplemental Indenture dated as of December 31, 2020, and as the same may be amended or supplemented from time to time in the future in accordance with its terms, is referred to as the “Indenture.”

The principal hereof is subject to optional redemption by GWG Life, as provided in the Indenture, and if not so redeemed, shall be due and payable in full on the Payment Date immediately following the Maturity Date, as more fully described in the Indenture, subject to the right to defer principal, interest and Participation Payments in accordance with the terms of the Indenture. The principal, interest and Participation Payments so payable and punctually paid or duly provided for on any Payment Date, as provided in the Indenture, will be paid to the Person in whose name this Bond is registered (the “Holder”) at the close of business on the Regular Record Date (or Maturity Record Date, as applicable) for such Payment Date. Payment of the principal of and interest and Participation Payments on this Bond will be made at the office of the Paying Agent, or in such other office as may be selected in accordance with the Indenture, in such currency of the United States of America as at the time of payment is legal tender for payment of public and private debts or other property, or GWG Common Stock or Subsidiary Common Securities, as provided in the Indenture, provided, however, that at the option of GWG Holdings payment of interest may be made in United States dollars by wire or by check mailed to the address of the Person entitled thereto as such address shall appear in the Register.

Each holder of this Bond agrees, by the acceptance thereof, to treat this Bond as a partnership interest in GWG Life and agrees not to take any position inconsistent with such treatment for any federal, state, local, foreign or other tax purpose.

Reference is hereby made to the further provisions of this Bond set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the Certificate of Authentication hereon has been executed by or on behalf of the Trustee referred to on the reverse hereof by manual signature, this Bond shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

No recourse shall be had for the payment of the principal or interest of this Bond against any incorporator, stockholder, officer, director, employee, member, manager or agent of GWG Life or GWG Holdings by virtue of any statute or by enforcement of any assessment or otherwise; and any and all liability of incorporators, stockholders, directors, officers, employees, members, managers and agents of GWG Life and GWG Holdings being released hereby.

IN WITNESS WHEREOF, GWG Life has caused this Series A Liquidity Bond to be signed in its name by the manual or electronic signature of its Chief Executive Officer and attested to by the manual or electronic signature of its Secretary.

GWG LIFE, LLC

By:
Name:
Title:	Date: ____________________, 2020

ATTEST:

Date: ____________________, 2020
Secretary

CERTIFICATE OF AUTHENTICATION

This Bond is one of the Liquidity Bonds referred to in the within-mentioned Indenture.

BANK OF UTAH, Trustee

By:
Name:
Title:	Date: ____________________, 2020

[ REVERSE SIDE OF BOND ]

This Bond is one of a duly authorized issue of debt securities of GWG Life formally designated as its Series A Liquidity Bonds (the “Bonds”) to be issued under an Amended and Restated Indenture dated as of October 23, 2017, as amended on March 27, 2018 and December 31, 2019, as supplemented by that certain Supplemental Indenture dated as of August 10, 2018 and that certain Supplemental Indenture dated as of December 31, 2020, and as the same may be amended or supplemented from time to time in the future in accordance with its terms (the “Indenture”), by and among GWG Holdings, GWG Life, LLC, and Bank of Utah, as Trustee (the “Trustee,” which term includes any successor Trustee under the Indenture). Reference is hereby made to the Indenture for a statement of the respective rights, limitation of rights, duties and immunities thereunder of GWG Life, GWG Holdings, the Trustee and the Holders, and for a statement of the terms upon which the Bonds are, and are to be, authenticated and delivered. Capitalized and certain other terms used herein and not otherwise defined have the meanings set forth in the Indenture.

The Bonds are general and secured obligations of GWG Life. The payment of the principal of and interest and Participation Payments on this Bond is expressly subordinated, as provided in the Indenture, to the payment of all Senior Debt and, by the acceptance of this Bond, the Holder hereof agrees, expressly for the benefit of the present and future holders of Senior Debt, to be bound by the provisions of the Indenture relating to such subordination and authorizes and appoints as such Holder’s attorney-in-fact, the Trustee, to take such action on such Holder’s behalf as may be necessary or appropriate to effectuate such subordination.

GWG Life may, at its option, at any time redeem this Bond either in whole or from time to time in part prior to the Maturity Date by providing at least 30 days written notice to the Holder. If this Bond shall be redeemed by call for redemption and payment be duly provided therefor as specified in the Indenture, interest shall cease to accrue on this Bond.

This Bond may be transferred and exchanged only as provided in the Indenture, which provides for GWG Holdings’ right to demand and receive an opinion of Holder’s legal counsel (which counsel shall be reasonably acceptable to GWG Holdings) that the transfer does not violate any applicable securities laws. GWG Holdings may also require a signature guarantee.

If an Event of Default shall occur and be continuing, the outstanding principal of this Bond may be declared due and payable in the manner and with the effect provided in the Indenture. The Indenture permits GWG Life to defer payment of principal and interest and Participation Payments on the Bonds under the circumstances provided for in the Indenture which would not be a Default or Event of Default. GWG Life shall pay all costs of collection, whether or not judicial proceedings are instituted, in the manner provided in the Indenture. The Indenture provides that such declaration and its consequences may, in certain events, be waived by the Holders of a majority in principal amount of the Securities outstanding under the Indenture.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of GWG Holdings and GWG Life and the rights of the Holders under the Indenture at any time by GWG Holdings and the Trustee with the consent of the Holders of a majority in aggregate principal amount of Securities at the time outstanding under the Indenture. The Indenture also contains provisions permitting the Holders of specified percentages of the aggregate principal amount of the Securities at the time outstanding under the Indenture, on behalf of the Holders of all of such Securities, to waive compliance by GWG Holdings or GWG Life with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Bond shall be conclusive and binding upon such Holder and upon all future Holders of this Bond and of any Bond issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Bond.

No reference herein to the Indenture and no provision of this Bond or of the Indenture or amendment or modification hereof or thereof shall alter or impair the obligation of GWG Life to pay the principal of and interest and Participation Payments on this Bond at the times, place and rate and in the coin or currency herein prescribed or in such other property as provided for in the Indenture.

In the event of a consolidation or merger of GWG Life into, or of the transfer of its assets substantially as an entirety to, a successor entity in accordance with the Indenture, such successor entity shall assume payment of the Bond and the performance of every covenant of the Indenture on the part of GWG Life, and in the event of any such transfer, GWG Life (or the successor entity in the event of a subsequent consolidation, merger or transfer) shall be discharged from all obligations and covenants in respect of the Bonds and the Indenture and may be dissolved and liquidated, all as more fully set forth in the Indenture.

The Bonds are originally issuable in such denominations as may be designated from time to time by GWG Life, but in no event in an original denomination less than $1,000 unless GWG Holdings otherwise consents in writing. Subject to the provisions of the Indenture, the transfer of this Bond is registerable in the Securities Register, upon surrender of this Bond for registration of transfer at the office or agency of the Registrar duly endorsed by or accompanied by a written instrument of transfer in the form printed on this Bond or in another form satisfactory to GWG Holdings and the Registrar duly executed by the Holder hereof or such Holder’s attorney, duly authorized in writing, and thereupon one or more new Bonds, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees. The Registrar may assess service charges for any such registration or transfer or exchange, and the Registrar may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Bond for registration of transfer, GWG Life, GWG Holdings, the Trustee and any agent of GWG Holdings or the Trustee may treat the Person in whose name this Bond is registered as the owner hereof for all purposes, whether or not this Bond be overdue, and neither GWG Life, GWG Holdings, the Trustee nor any such agent shall be affected by notice to the contrary.

This Bond shall be governed by and construed in accordance with the internal laws of the State of Delaware, without giving effect to the conflict-of-law provisions thereof.

GUARANTEE NOTATION

FOR VALUE RECEIVED, GWG Holdings, Inc. (the “Guarantor,” which term includes any successor Person under the Indenture) has, unconditionally guaranteed, to the extent set forth in the Indenture and subject to the provisions in the Amended and Restated Indenture dated as of October 23, 2017, as amended on March 27, 2018 and December 31, 2019, and as supplemented by that certain Supplemental Indenture dated as of August 10, 2018 and that certain Supplemental Indenture dated December 31, 2020 (collectively, the “Indenture”), by and among GWG Holdings, Inc., GWG Life and Bank of Utah, as trustee (the “Trustee”), (i) the due and punctual payment of the principal of, premium and interest and Participation Payments on, these Securities, whether at maturity, by acceleration, redemption or otherwise, the due and punctual payment of interest on overdue principal of and interest on these Securities, if any, if lawful, and the due and punctual performance of all other obligations of GWG Life to the Holders or the Trustee all in accordance with the terms of the Indenture and (ii) in case of any extension of time of payment or renewal of these Securities or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise.

The obligations of the Guarantor to the Holders of Securities and to the Trustee pursuant to the Guarantee and the Indenture are expressly set forth in Article 11 of the Indenture and reference is hereby made to the Indenture for the precise terms of the Guarantee.

Capitalized terms used but not defined herein have the meanings given to them in the Indenture.

GWG HOLDINGS, INC.

By:
Name:
Title:	Date: ____________________, 2020

FORM OF ASSIGNMENT

(To be executed by the registered holder if such holder desires to transfer this Bond)

FOR VALUE RECEIVED the undersigned hereby sells, assigns and transfers unto

_______________________________________________________________________________

_______________________________________________________________________________

_______________________________________________________________________________

this Bond, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint  ________________________________ , as attorney-in-fact, to transfer the within Bond on the books kept for registration of the issuing corporation, with full power of substitution.

Dated: __________________________

Signature: ______________________________

(Signature must conform in all respects to name of holder as specified on the face of the Bond)

Social Security or Other Identifying Number of Transferee: _________________________________

Signature Guarantee:

SIGNATURE GUARANTEE

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934.

FORM OF EXERCISE OF EXCHANGE RIGHT

(To be executed by the registered holder if such holder desires to transfer this Bond)

The undersigned, the registered holder of this Bond, herby exercises its right to exchange this Bond in accordance with the terms of the Indenture.

Dated: __________________________

Signature: ______________________________

(Signature must conform in all respects to name of holder as specified on the face of the Bond)

Social Security or Other Identifying Number of Transferee: _________________________________

Irrevocable Proxy: Until the second (2nd) anniversary of the initial issuance of the Bond, the registered holder (the “Holder”) with respect to all of the shares (the “Shares”) of GWG Common Stock to be issued upon exchange of this Bond hereby grants to GWG Holdings an irrevocable proxy under Section 212 of the Delaware General Corporation Law to vote the Shares in any manner that GWG Holdings may determine in its sole and absolute discretion to be in the GWG Holdings’ own best interest, all of the Shares with respect to which the Holder has voting power upon issuance of the Shares at any meeting of stockholders of GWG Holdings or action by written consent with respect to any merger, consolidation, sale of all or substantially all of the assets of GWG Holdings or any amendment or amendment and restatement of GWG Holdings’ certificate of incorporation. Holder expressly understands and agrees that the foregoing irrevocable proxy is hereby granted to GWG Holdings by the Holder pursuant to the exchange of the Bond and the Indenture and is coupled with an interest. The Holder expressly acknowledges and agrees that (i) the Holder will not impede the exercise of the GWG Holdings’ rights under the irrevocable proxy and (ii) the Holder waives and relinquishes any claim, right or action the Holder might have, as a stockholder of GWG Holdings or otherwise, against GWG Holdings or any of his affiliates in connection with any exercise of the irrevocable proxy granted hereunder.

Signature Guarantee:

SIGNATURE GUARANTEE

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934.

EXHIBIT A-4

FORM OF SERIES B LIQUIDITY BONDS

THIS SERIES B LIQUIDITY BOND (THE “BOND”) OF GWG LIFE, LLC (“GWG LIFE”) IS SUBJECT TO THE TERMS OF THE INDENTURE, WHICH AMONG OTHER PROVISIONS, CONTAINS REQUIREMENTS RELATING TO ANY TRANSFER OF THIS BOND BY THE HOLDER. GWG LIFE MAY REDEEM THIS BOND, IN WHOLE OR IN PART, IN ACCORDANCE WITH THE TERMS OF THE INDENTURE.

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS AND MAY NOT BE TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS THEY HAVE BEEN REGISTERED UNDER SUCH ACT AND ALL SUCH APPLICABLE LAWS OR AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE.

GWG LIFE, LLC

formed under the Laws of Delaware

SERIES B LIQUIDITY BOND

GWG Life, LLC, a limited liability company created under the laws of the State of Delaware (“GWG Life,” which term includes any successor corporation or entity under the Indenture hereinafter referred to), for value received, hereby promises to pay to ______________________, or registered assigns, the principal sum of ________________ Dollars ($_________) on the Maturity Date and to pay accrued and unpaid interest hereon from the Issue Date, or from the most recent Payment Date to which interest has been paid or duly provided for, beginning on the first Payment Date after the Issue Date (the “Initial Payment Date”) and on each subsequent Payment Date thereafter at the Interest Rate set forth in such Holder’s Term Sheet, until the principal hereof is paid or made available for payment, all subject to the terms of the Indenture; provided, that (i) GWG Life may pay principal in GWG Common Stock or Subsidiary Common Securities in accordance with the terms of the Indenture, and (ii) GWG Life may defer the payment of principal and interest under certain circumstances in accordance with the terms of the Indenture. Simple interest shall accrue on the principal amount for the period from the later of the Issue Date of this Bond or the last Payment Date upon which an interest payment was made until and including the day before the following Payment Date. Capitalized terms used but not defined herein shall have the respective meanings given such terms in the Indenture. For purposes hereof, that certain Amended and Restated Indenture dated as of October 23, 2017, as amended on March 27, 2018 and December 31, 2019, and as supplemented by that certain Supplemental Indenture dated as of August 10, 2018 and that certain Supplemental Indenture dated as of December 31, 2020, and as the same may be amended or supplemented from time to time in the future in accordance with its terms, is referred to as the “Indenture.”

The principal hereof is subject to optional redemption by GWG Life, as provided in the Indenture, and if not so redeemed, shall be due and payable in full on the Payment Date immediately following the Maturity Date, as more fully described in the Indenture, subject to the right to defer principal and interest in accordance with the terms of the Indenture. The principal and interest so payable and punctually paid or duly provided for on any Payment Date, as provided in the Indenture, will be paid to the Person in whose name this Bond is registered (the “Holder”) at the close of business on the Regular Record Date (or Maturity Record Date, as applicable) for such Payment Date. Payment of the principal of and interest on this Bond will be made at the office of the Paying Agent, or in such other office as may be selected in accordance with the Indenture, in such currency of the United States of America as at the time of payment is legal tender for payment of public and private debts or other property, or GWG Common Stock or Subsidiary Common Securities, as provided in the Indenture, provided, however, that at the option of GWG Holdings payment of interest may be made in United States dollars by wire or by check mailed to the address of the Person entitled thereto as such address shall appear in the Register.

Each holder of this Bond agrees, by the acceptance thereof, to treat this Bond as a non-debt financial instrument issued by GWG Life and agrees not to take any position inconsistent with such treatment for any federal, state, local, foreign or other tax purpose.

Reference is hereby made to the further provisions of this Bond set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the Certificate of Authentication hereon has been executed by or on behalf of the Trustee referred to on the reverse hereof by manual signature, this Bond shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

No recourse shall be had for the payment of the principal or interest of this Bond against any incorporator, stockholder, officer, director, employee, member, manager or agent of GWG Life or GWG Holdings by virtue of any statute or by enforcement of any assessment or otherwise; and any and all liability of incorporators, stockholders, directors, officers, employees, members, managers and agents of GWG Life and GWG Holdings being released hereby.

IN WITNESS WHEREOF, GWG Life has caused this Series B Liquidity Bond to be signed in its name by the manual or electronic signature of its Chief Executive Officer and attested to by the manual or electronic signature of its Secretary.

GWG LIFE, LLC

By:
Name:
Title:	Date: ____________________, 2020

ATTEST:

Date: ____________________, 2020
Secretary

CERTIFICATE OF AUTHENTICATION

This Bond is one of the Liquidity Bonds referred to in the within-mentioned Indenture.

BANK OF UTAH, Trustee

By:
Name:
Title:	Date: ____________________, 2020

[ REVERSE SIDE OF BOND ]

This Bond is one of a duly authorized issue of debt securities of GWG Life formally designated as its Series B Liquidity Bonds (the “Bonds”) to be issued under an Amended and Restated Indenture dated as of October 23, 2017, as amended on March 27, 2018 and December 31, 2019, as supplemented by that certain Supplemental Indenture dated as of August 10, 2018 and that certain Supplemental Indenture dated as of December 31, 2020, and as the same may be amended or supplemented from time to time in the future in accordance with its terms (the “Indenture”), by and among GWG Holdings, GWG Life, LLC, and Bank of Utah, as Trustee (the “Trustee,” which term includes any successor Trustee under the Indenture). Reference is hereby made to the Indenture for a statement of the respective rights, limitation of rights, duties and immunities thereunder of GWG Life, GWG Holdings, the Trustee and the Holders, and for a statement of the terms upon which the Bonds are, and are to be, authenticated and delivered. Capitalized and certain other terms used herein and not otherwise defined have the meanings set forth in the Indenture.

The Bonds are general and secured obligations of GWG Life. The payment of the principal of and interest on this Bond is expressly subordinated, as provided in the Indenture, to the payment of all Senior Debt and, by the acceptance of this Bond, the Holder hereof agrees, expressly for the benefit of the present and future holders of Senior Debt, to be bound by the provisions of the Indenture relating to such subordination and authorizes and appoints as such Holder’s attorney-in-fact, the Trustee, to take such action on such Holder’s behalf as may be necessary or appropriate to effectuate such subordination.

GWG Life may, at its option, at any time redeem this Bond either in whole or from time to time in part prior to the Maturity Date by providing at least 30 days written notice to the Holder. If this Bond shall be redeemed by call for redemption and payment be duly provided therefor as specified in the Indenture, interest shall cease to accrue on this Bond.

This Bond may be transferred and exchanged only as provided in the Indenture, which provides for GWG Holdings’ right to demand and receive an opinion of Holder’s legal counsel (which counsel shall be reasonably acceptable to GWG Holdings) that the transfer does not violate any applicable securities laws. GWG Holdings may also require a signature guarantee.

If an Event of Default shall occur and be continuing, the outstanding principal of this Bond may be declared due and payable in the manner and with the effect provided in the Indenture. The Indenture permits GWG Life to defer payment of principal and interest on the Bonds under the circumstances provided for in the Indenture which would not be a Default or Event of Default. GWG Life shall pay all costs of collection, whether or not judicial proceedings are instituted, in the manner provided in the Indenture. The Indenture provides that such declaration and its consequences may, in certain events, be waived by the Holders of a majority in principal amount of the Securities outstanding under the Indenture.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of GWG Holdings and GWG Life and the rights of the Holders under the Indenture at any time by GWG Holdings and the Trustee with the consent of the Holders of a majority in aggregate principal amount of Securities at the time outstanding under the Indenture. The Indenture also contains provisions permitting the Holders of specified percentages of the aggregate principal amount of the Securities at the time outstanding under the Indenture, on behalf of the Holders of all of such Securities, to waive compliance by GWG Holdings or GWG Life with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Bond shall be conclusive and binding upon such Holder and upon all future Holders of this Bond and of any Bond issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Bond.

No reference herein to the Indenture and no provision of this Bond or of the Indenture or amendment or modification hereof or thereof shall alter or impair the obligation of GWG Life to pay the principal of and interest on this Bond at the times, place and rate and in the coin or currency herein prescribed or in such other property as provided for in the Indenture.

In the event of a consolidation or merger of GWG Life into, or of the transfer of its assets substantially as an entirety to, a successor entity in accordance with the Indenture, such successor entity shall assume payment of the Bond and the performance of every covenant of the Indenture on the part of GWG Life, and in the event of any such transfer, GWG Life (or the successor entity in the event of a subsequent consolidation, merger or transfer) shall be discharged from all obligations and covenants in respect of the Bonds and the Indenture and may be dissolved and liquidated, all as more fully set forth in the Indenture.

The Bonds are originally issuable in such denominations as may be designated from time to time by GWG Life, but in no event in an original denomination less than $1,000 unless GWG Holdings otherwise consents in writing. Subject to the provisions of the Indenture, the transfer of this Bond is registerable in the Securities Register, upon surrender of this Bond for registration of transfer at the office or agency of the Registrar duly endorsed by or accompanied by a written instrument of transfer in the form printed on this Bond or in another form satisfactory to GWG Holdings and the Registrar duly executed by the Holder hereof or such Holder’s attorney, duly authorized in writing, and thereupon one or more new Bonds, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees. The Registrar may assess service charges for any such registration or transfer or exchange, and the Registrar may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Bond for registration of transfer, GWG Life, GWG Holdings, the Trustee and any agent of GWG Holdings or the Trustee may treat the Person in whose name this Bond is registered as the owner hereof for all purposes, whether or not this Bond be overdue, and neither GWG Life, GWG Holdings, the Trustee nor any such agent shall be affected by notice to the contrary.

This Bond shall be governed by and construed in accordance with the internal laws of the State of Delaware, without giving effect to the conflict-of-law provisions thereof.

GUARANTEE NOTATION

FOR VALUE RECEIVED, GWG Holdings, Inc. (the “Guarantor,” which term includes any successor Person under the Indenture) has, unconditionally guaranteed, to the extent set forth in the Indenture and subject to the provisions in the Amended and Restated Indenture dated as of October 23, 2017, as amended on March 27, 2018 and December 31, 2019, and as supplemented by that certain Supplemental Indenture dated as of August 10, 2018 and that certain Supplemental Indenture dated December 31, 2020 (collectively, the “Indenture”), by and among GWG Holdings, Inc., GWG Life and Bank of Utah, as trustee (the “Trustee”), (i) the due and punctual payment of the principal of, premium and interest on, these Securities, whether at maturity, by acceleration, redemption or otherwise, the due and punctual payment of interest on overdue principal of and interest on these Securities, if any, if lawful, and the due and punctual performance of all other obligations of GWG Life to the Holders or the Trustee all in accordance with the terms of the Indenture and (ii) in case of any extension of time of payment or renewal of these Securities or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise.

The obligations of the Guarantor to the Holders of Securities and to the Trustee pursuant to the Guarantee and the Indenture are expressly set forth in Article 11 of the Indenture and reference is hereby made to the Indenture for the precise terms of the Guarantee.

Capitalized terms used but not defined herein have the meanings given to them in the Indenture.

GWG HOLDINGS, INC.

By:
Name:
Title:	Date: ____________________, 2020

FORM OF ASSIGNMENT

(To be executed by the registered holder if such holder desires to transfer this Bond)

FOR VALUE RECEIVED the undersigned hereby sells, assigns and transfers unto

_______________________________________________________________________________

_______________________________________________________________________________

_______________________________________________________________________________

this Bond, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint  , as attorney-in-fact, to transfer the within Bond on the books kept for registration of the issuing corporation, with full power of substitution.

Dated: __________________________

Signature: ______________________________

(Signature must conform in all respects to name of holder as specified on the face of the Bond)

Social Security or Other Identifying Number of Transferee: _________________________________

Signature Guarantee:

SIGNATURE GUARANTEE

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934.

FORM OF EXERCISE OF EXCHANGE RIGHT

(To be executed by the registered holder if such holder desires to transfer this Bond)

The undersigned, the registered holder of this Bond, herby exercises its right to exchange this Bond in accordance with the terms of the Indenture.

Dated: __________________________

Signature: ______________________________

(Signature must conform in all respects to name of holder as specified on the face of the Bond)

Social Security or Other Identifying Number of Transferee: _________________________________

Irrevocable Proxy: Until the second (2nd) anniversary of the initial issuance of the Bond, the registered holder (the “Holder”) with respect to all of the shares (the “Shares”) of GWG Common Stock to be issued upon exchange of this Bond hereby grants to GWG Holdings an irrevocable proxy under Section 212 of the Delaware General Corporation Law to vote the Shares in any manner that GWG Holdings may determine in its sole and absolute discretion to be in the GWG Holdings’ own best interest, all of the Shares with respect to which the Holder has voting power upon issuance of the Shares at any meeting of stockholders of GWG Holdings or action by written consent with respect to any merger, consolidation, sale of all or substantially all of the assets of GWG Holdings or any amendment or amendment and restatement of GWG Holdings’ certificate of incorporation. Holder expressly understands and agrees that the foregoing irrevocable proxy is hereby granted to GWG Holdings by the Holder pursuant to the exchange of the Bond and the Indenture and is coupled with an interest. The Holder expressly acknowledges and agrees that (i) the Holder will not impede the exercise of the GWG Holdings’ rights under the irrevocable proxy and (ii) the Holder waives and relinquishes any claim, right or action the Holder might have, as a stockholder of GWG Holdings or otherwise, against GWG Holdings or any of his affiliates in connection with any exercise of the irrevocable proxy granted hereunder.

Signature Guarantee:

SIGNATURE GUARANTEE

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934.